FOR IMMEDIATE RELEASE

Investor Contact:	Media Contact:
Nick Zangari	Tonya Abelyn
(502) 394-1157	(502) 386-1742
Nick.Zangari@kyderby.com	Tonya.Abeln@kyderby.com

146th Kentucky Derby to Run on September 5th without Fans
LOUISVILLE, KY., (August 21, 2020) – Churchill Downs Incorporated (“CDI”) (Nasdaq: CHDN) announced today its decision to run the 146th Kentucky Derby on September 5, 2020 without fans. CDI issued the following statement:
The Kentucky Derby is a time-honored American tradition which has always been about bringing people together. However, the health and safety of our team, fans and participants is our highest concern. Churchill Downs has worked diligently over the last several months to plan a safe Derby with a limited number of spectators in attendance. We were confident in that plan, but dedicated to remaining flexible using the best and most reliable information available. With the current significant increases in COVID-19 cases in Louisville as well as across the region, we needed to again revisit our planning. We have made the difficult decision to hold this year’s Kentucky Derby on September 5 without fans. Churchill Downs and all of our team members feel strongly that it is our collective responsibility as citizens of Louisville to do all we responsibly can to protect the health, safety and security of our community in these challenging times and believe that running the Derby without spectators is the best way to do that. We deeply regret the disappointment this will bring to our loyal fans.
The decision comes with the support of Governor Andy Beshear who said, “The virus is still aggressively spreading in Kentucky, and the White House has announced that Jefferson County and the City of Louisville are in a ‘red zone’ based on increases in cases. This week alone the county had more than 2,300 new cases,” Gov. Beshear said. “I applaud Churchill Downs for continuing to monitor the virus and for making the right and responsible decision. I am asking all Kentuckians to take action to stop the spread of the virus so we can get back to the many traditions we enjoy, like the Kentucky Derby.”
Since early May, decisions regarding this year’s Kentucky Derby have been made in consultation with public health authorities including data provided by medical experts at Norton Healthcare. Positivity rates in the more than 70,000 patients tested at Norton have gone from as low as 2% in June to a rapid escalation of 10% in recent days.
“This is a critical point in time for our community,” said Russell F. Cox, president and CEO of Norton Healthcare. “This remains a very fluid situation and every event should be evaluated based on the data available as close to the date of the event as possible. We appreciate and support Churchill Downs’ decision.”

“This year’s Kentucky Derby was never going to be the celebration we’re used to, but I could not be more grateful to our tremendous team members and community partners for all of their efforts. We’ve left no stones unturned and reached the right decision,” said Bill Carstanjen, CEO of CDI. “We hope our fans, the Louisville community and our country find an opportunity over the coming weeks to reflect on the challenges we have faced this year as a community and as a nation, and work together toward a better and safer future.”
Additional information about Kentucky Derby 146:
•The decision to run without fans includes Kentucky Oaks on Friday, September 4 and all live racing at Churchill Downs Racetrack for Derby week (September 1-5). Only essential personnel and participants will be permitted on property.
•Ticket holders for all Derby week race dates and related programming, including Dawn at the Downs, will be automatically issued a refund.
•NBC will televise coverage of the Kentucky Derby and undercard racing on September 5 from 2:30-7:30 p.m. ET. The 146th running of the Kentucky Oaks will be televised Friday, September 4 on NBCSN from 3-6 p.m. ET.
About Churchill Downs Incorporated
Churchill Downs Incorporated is an industry-leading racing, online wagering and gaming entertainment company anchored by our iconic flagship event - The Kentucky Derby. We own and operate Derby City Gaming, a historical racing machine facility in Louisville, Kentucky. We also own and operate the largest online horse racing wagering platform in the U.S., TwinSpires.com, and we operate sports betting and iGaming through our BetAmerica platform in multiple states. We are also a leader in brick-and-mortar casino gaming with approximately 11,000 slot machines and video lottery terminals and 200 table games in eight states. Additional information about CDI can be found online at www.churchilldownsincorporated.com.
Certain statements made in this news release contain various “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by the use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “seek,” “should,” “will,” and similar words or similar expressions (or negative versions of such words or expressions).
Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors, among others, that may affect actual results or outcomes include the following: the impact of the novel coronavirus (COVID-19) pandemic and related economic matters on our results of operations, financial conditions and prospects; the effect of economic conditions on our consumers' confidence and discretionary spending or our access to credit; additional or increased taxes and fees; public perceptions or lack of confidence in the integrity of our business or any deterioration in our reputation; loss of key or highly skilled personnel; restrictions in our debt facilities limiting our flexibility to operate our business; general risks related to real estate ownership, including fluctuations in market values and environmental regulations; catastrophic events and system failures disrupting our operations; online security risk, including cyber-security breaches; inability to recover under our insurance policies for damages sustained at our properties in the event of inclement weather and casualty events; increases in insurance costs and inability to obtain similar insurance coverage in the future; inability to identify and complete acquisition, expansion or divestiture projects, on time, on budget or as planned; difficulty in integrating recent or future acquisitions into our operations; costs and uncertainties relating to the development of new venues and expansion of existing facilities; risks associated with equity investments, strategic alliances and other third-party agreements; inability to respond to rapid technological changes in a timely manner; inadvertent infringement of the intellectual property of others; inability to protect our own intellectual property rights; payment-related risks, such as risk associated with fraudulent credit card and debit card use; compliance with the Foreign Corrupt Practices Act or applicable money-laundering regulations; risks related to pending or future legal proceedings and other actions; inability to negotiate agreements with industry constituents, including horsemen and other racetracks; work stoppages and labor issues; changes in consumer preferences, attendance, wagering and sponsorship with respect to Churchill Downs Racetrack and the Kentucky Derby; personal injury litigation related to injuries occurring at our racetracks; weather and other conditions affecting our ability to conduct live racing; the occurrence of extraordinary events, such as terrorist attacks and public health threats; changes in the regulatory environment of our racing operations; increased competition in the horse racing business; difficulty in attracting a sufficient number of horses and trainers for full field horse races; our inability to utilize and provide totalizator services; changes in regulatory environment of our online horse wagering business; A reduction in the number of people wagering on live horse races; increase in competition in our online horse racing wagering business; uncertainty and changes in the legal landscape relating to our online horse racing wagering business; continued legalization of online sports betting and iGaming in the United States and our ability to predict and capitalize on any such legalization; inability to expand our sports betting operations and effectively compete; failure to manage risks associated with sports betting; failure to comply with laws requiring us to block access to certain individuals could result in penalties or impairment with respect to our mobile and online wagering products; increased competition in our casino business; changes in regulatory environment of our casino business; concentration and evolution of slot machine manufacturing and other technology conditions that could impose additional costs; and inability to collect gaming receivables from the customers to whom we extend credit.
We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.